                                                                    EXHIBIT 4.04

                                                                    NO.
                               HNC SOFTWARE INC.

      PRACTICAL CONTROL SYSTEMS TECHNOLOGIES, INC. 1998 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT
                             ----------------------


          This Stock Option Agreement (this "AGREEMENT") is made and entered into as of the date of grant set forth below (the "DATE OF GRANT") by and between HNC Software Inc., a Delaware corporation (the "COMPANY"), and the participant named below ("PARTICIPANT"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Practical Control Systems Technologies, Inc. 1998 Stock Option Plan (the "PLAN").

PARTICIPANT:                       ___________________________________________

SOCIAL SECURITY NUMBER:            ___________________________________________

PARTICIPANT'S ADDRESS:             ___________________________________________

                                   ___________________________________________

TOTAL OPTION SHARES:               ___________________________________________

EXERCISE PRICE PER SHARE:          ___________________________________________

DATE OF GRANT:                     ___________________________________________

VESTING START DATE:                ___________________________________________

EXPIRATION DATE:                   ___________________________________________

TYPE OF STOCK OPTION               ___________________________________________

(CHECK ONE):                       [ ]  INCENTIVE STOCK OPTION
                                   [ ]  NONQUALIFIED STOCK OPTION

         1. GRANT OF OPTION. The Company hereby grants to Participant an option (this "OPTION") to purchase up to the total number of shares of Common Stock of the Company set forth above (collectively, the "SHARES") at the Exercise Price Per Share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

         2.   VESTING; EXERCISE PERIOD.
              ------------------------

          2.1    Vesting of Right to Exercise Option.  This Option shall
                 -----------------------------------
become exercisable as to portions of the Shares as follows: (a) this Option shall not be exercisable with respect to any of the Shares until ________________(the "FIRST VESTING DATE"); (b) if Participant has continuously provided services to the Company or any Subsidiary, Parent or Affiliate of the Company from the Date of Grant through the First Vesting Date and has not been Terminated on or before the First Vesting Date, then on the First Vesting Date this Option shall become exercisable as to twenty-five percent (25%) of the
                                           -----------          --
Shares; and (c) thereafter, so long as

Participant continuously provides services to the Company or any Subsidiary, Parent or Affiliate of the Company and is not Terminated, on the first anniversary of the First Vesting Date and on each successive anniversary of the First Vesting Date thereafter, this Option shall become exercisable as to an additional twenty-five percent (25%) of the Shares; provided that this
              -----------          --                  --------
Option shall in no event ever become exercisable with respect to more than 100% of the Shares.

          2.2 Expiration.  This Option shall expire on the Expiration Date set
              ----------
forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3.

         3.   TERMINATION.
              -----------

          3.1      Termination for Any Reason Except Death or Disability.  If
                   -----------------------------------------------------
Participant is Terminated for any reason, except Participant's death or Disability, then this Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of Termination, may be exercised by Participant no later than three (3) months after the date of Termination (or seven (7) months after the date of Termination if the Company is then subject to Section 16 of the Exchange Act and Participant's transactions in securities of the Company were subject to Section 16(b) of the Exchange Act on the date of Termination), but in any event no later than the Expiration Date.

          3.2      Termination Because of Death or Disability.  If Participant
                   ------------------------------------------
is Terminated because of death or Disability of Participant, then this Option, to the extent that it is exercisable by Participant on the date of Termination, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date.

          3.3      No Obligation to Employ.  Nothing in the Plan or this
                   -----------------------
Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

         4.   MANNER OF EXERCISE.
              ------------------

          4.1      Stock Option Exercise Agreement.  To exercise this Option,
                   -------------------------------
Participant (or in the case of exercise after Participant's death, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company
          ---------
from time to time (the "EXERCISE AGREEMENT"), which shall set forth, inter alia,
                                                                     ----- ----
Participant's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

          4.2      Limitations on Exercise.  This Option may not be exercised
                   -----------------------
unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

          4.3      Payment.  The Exercise Agreement shall be accompanied by full
                   -------
payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

          (a) by cancellation of indebtedness of the Company to the Participant;

          (b) by surrender of shares of the Company's Common Stock that either:
(1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the open public market; and (3) are clear of all liens, claims, encumbrances or security
        ---
interests;

          (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided,
                                                                    --------
however, that Participants who are not employees of the Company shall not be
-------
entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; and provided further that the
                                                 -------- -------
portion of the Exercise Price equal to the par value of the Shares, if any, must be paid in cash;

          (d) by waiver of compensation due or accrued to Participant for services rendered;

          (e) provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a "margin" commitment
                                        --
from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

              (f) by any combination of the foregoing.

          4.4      Tax Withholding.  Prior to the issuance of the Shares upon
                   ---------------
exercise of this Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

          4.5      Issuance of Shares.  Provided that the Exercise Agreement and
                   ------------------
payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

         5.   NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES.  If this Option
              -------------------------------------------------
is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Participant upon exercise of this Option, then Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

         6.   COMPLIANCE WITH LAWS AND REGULATIONS.  The exercise of this Option
              ------------------------------------
and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

         7.   NONTRANSFERABILITY OF OPTION.  This Option may not be transferred
              ----------------------------
in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Participant.

         8.   TAX CONSEQUENCES.  Set forth below is a brief summary as of the
              ----------------
Date of Grant of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

          8.1      Exercise of ISO.  If the Option qualifies as an ISO, there
                   ---------------
will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

          8.2      Exercise of Nonqualified Stock Option.  If the Option does
                   -------------------------------------
not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          8.3  Disposition of Shares.  The following tax consequences may
               ---------------------
apply upon disposition of the Shares.

          (a) Incentive Stock Options.  If the Shares are held for more than
              -----------------------
twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as capital gain for federal income tax purposes. The maximum federal capital gain tax rates are twenty-eight percent (28%) for Shares held more than twelve (12) months, but not more than eighteen (18) months ("MID-TERM CAPITAL GAIN"), and twenty percent (20%) for Shares held for more than eighteen (18) months ("LONG-TERM CAPITAL GAIN"). If Shares purchased under an ISO are disposed of within the applicable twelve (12) month or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

          (b) Nonqualified Stock Options.  If the Shares are held for more than
              --------------------------
twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an NQSO, any gain realized on disposition of the Shares will be treated as Mid-Term Capital Gain or Long-Term Capital Gain, as the case may be.

          (c) Withholding.  The Company may be required to withhold from the
              -----------
Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

         9.   PRIVILEGES OF STOCK OWNERSHIP.  Participant shall not have any of
              -----------------------------
the rights of a shareholder with respect to any Shares until Participant exercises this Option and pays the Exercise Price.

         10.  INTERPRETATION.  Any dispute regarding the interpretation of this
              --------------
Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

         11.  ENTIRE AGREEMENT.  The Plan is incorporated herein by reference.
              ----------------
This Agreement and the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

         12.  NOTICES.  Any notice required to be given or delivered to the
              -------
Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

         13.  SUCCESSORS AND ASSIGNS.  The Company may assign any of its rights
              ----------------------
under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

         14.  GOVERNING LAW.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

         15.  ACCEPTANCE.  Participant hereby acknowledges receipt of a copy of
              ----------
the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Participant to consult a tax advisor prior to such exercise or disposition.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Date of Grant.



HNC SOFTWARE INC.                PARTICIPANT


By:_________________________     ________________________________________
                                 (Signature)

Raymond V. Thomas
____________________________     ________________________________________
(Please print name)              (Please print name)

Chief Financial Officer
____________________________     ________________________________________
(Please print title)

                                   EXHIBIT A
                                   ---------

                               HNC SOFTWARE INC.
PRACTICAL CONTROL SYSTEMS TECHNOLOGIES, INC. 1998 STOCK OPTION PLAN (THE "PLAN")
                        STOCK OPTION EXERCISE AGREEMENT
                        -------------------------------

I hereby elect to purchase the number of shares of Common Stock of HNC SOFTWARE INC. (the "Company") as set forth below:

Participant _________________________________________________       Number of Shares Purchased: ________________________________
Social Security Number: _____________________________________       Purchase Price per Share: __________________________________
Address: ____________________________________________________       Aggregate Purchase Price: __________________________________
         ____________________________________________________       Date of Option Agreement: __________________________________
Daytime Phone: ______________________________________________       Exact Name of Title to Shares: _____________________________
Facsimile Number: ___________________________________________       ____________________________________________________________
Type of Option:        [_]   Incentive Stock Option                 ____________________________________________________________
                       [_]   Nonqualified Stock Option

1. DELIVERY OF PURCHASE PRICE. Participant hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Agreement (the "Option Agreement") as follows (check as applicable and complete):

[_] in cash (by check) in the amount of $__________________, receipt of which is acknowledged by the Company;

[_] by cancellation of indebtedness of the Company to Participant in the amount of $_______________________;

[_] by delivery of ___________ fully-paid, nonassessable and vested shares of the common stock of the Company owned by Participant for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Participant in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $_________ per share;

[_] by the waiver hereby of compensation due or accrued to Participant for services rendered in the amount of $______________________ (except that
                                                                 ------ ----
     the par value of the Shares is tendered in cash (by check) receipt of which is acknowledged by the Company);

[_] through a "cashless exercise" commitment, delivered herewith, from Participant and the NASD Dealer ("Broker") named therein, in the amount of $___________________; or

[_] through a "margin" commitment, delivered herewith from Participant and the Broker named therein, in the amount of $_____________________.

     Please complete the following if you elect to exercise your option through a "cashless exercise" or "margin" commitment:

     Exercised shares shall be registered in the name of:

     Name of Broker: __________________________   Broker Phone: _______________
     Broker Account Number: ___________________   Broker Fax: _________________

     The Broker will remit the exercise price and applicable withholding taxes directly to the Company.

2. MARKET STANDOFF AGREEMENT. Participant, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Participant during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

3. TAX CONSEQUENCES. PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT'S PURCHASE OR DISPOSITION OF THE SHARES. PARTICIPANT REPRESENTS THAT PARTICIPANT HAS CONSULTED WITH ANY TAX CONSULTANT(S) PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4. ENTIRE AGREEMENT. The Plan and Option Agreement are incorporated herein by reference. This Exercise Agreement, the Plan and the Option Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Participant with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.


Date: ___________________________       _______________________________________
                                        Signature of Participant

This is to verify our receipt and acceptance of the attached Exercise Agreement and our agreement to promptly issue and deliver the shares referred to above, subject to our receipt of the Aggregate Purchase Price, and taxes due, if any. The shares, when so issued will be fully paid and nonassessable.

HNC Software Inc.


Date: ___________________________       _______________________________________
                                        Authorized Signature

                                       8